Adicet Appoints Lloyd Klickstein, M.D., Ph.D. to the Board of Directors

REDWOOD CITY, Calif. & BOSTON – August 19, 2024 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer, today announced the appointment of Lloyd Klickstein, M.D., Ph.D. to its Board of Directors.

“We are pleased to welcome Dr. Klickstein to our Board of Directors,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “Dr. Klickstein’s expertise in rheumatology and immunology, proven track record in drug development and his scientific knowledge of our gamma delta T cell platform as a former executive at Adicet will be very valuable as we progress our autoimmune programs across multiple indications. I look forward to working with Lloyd and to his contributions to our board and pipeline of differentiated gamma delta CAR T therapies.”

“Leveraging its proprietary gamma delta T cell platform, Adicet has the potential to develop groundbreaking therapies for autoimmune and oncology indications. I am pleased to join the Board of Directors at Adicet,” said Dr. Klickstein. “I look forward to collaborating with my esteemed colleagues on the board and the management team to drive Adicet's mission of delivering best-in-class gamma delta cell therapies to patients in need.”

Dr. Klickstein has over two decades of leadership experience in the biopharmaceutical industry and biomedical research. He currently serves as President and Chief Executive Officer of Koslapp Therapeutics, Inc. and is the Board Chair of the Lupus Foundation of New England. Dr. Klickstein co-founded Versanis Bio, Inc., where he held multiple executive roles, prior to the Company’s acquisition by Eli Lilly and Co. Before that, he held positions of Chief Innovation Officer at Adicet, Chief Scientific Officer at resTORbio, Inc. (Adicet’s predecessor company) and served as an independent board member at Blade Therapeutics, Inc. Prior to that, Dr. Klickstein was the Global Head of Translational Medicine for the New Indication Discovery Unit and the Exploratory Disease Area at Novartis Institutes for Biomedical Research, overseeing the development of innovative programs across various therapeutic areas. Previously, he was an academic physician-scientist at Brigham and Women’s Hospital (BWH). Dr. Klickstein holds a B.S. from Tufts University and an M.D. and Ph.D. from Harvard University. He completed post-graduate clinical training in Internal Medicine, Rheumatology & Immunology at BWH and a post-doctoral research fellowship at the Center for Blood Research in Boston.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients. For more information, please visit the Company’s website at https://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: Adicet’s expected growth as a company; Adicet’s plans and expectations for advancing its autoimmune programs across multiple indications; Adicet’s potential to develop best-in-class therapies for autoimmune and oncology indications; and the anticipated contribution of the members of Adicet’s Board of Directors to the Company’s business.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health emergencies on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent quarterly report on Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission (SEC), as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Contacts

Investors:

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Precision AQ

212-362-1200

Janhavi.mohite@precisionaq.com

Media:

Kerry Beth Daly

kbdaly@adicetbio.com